Exhibit 10.2

Notice of Grant of Restricted Stock Unit Award and

Terms and Conditions of Restricted Stock Unit Award

Participant:	[Name]	Award Number:	[ ]
	[Address]	Plan:	2023 Plan
	[Address]	ID:	[ ]

Effective [ ] (the “Award Date”), you (the “Participant”) have been granted an award (the “Award”) of [ ]1 restricted stock units with respect to the Common Stock of Surf Air Mobility Inc. (the “Corporation”).

[The Award will become vested as to 25% of the total number of restricted stock units subject to the Award on the first anniversary of the [Award Date] and, as to the remaining 75% of the total number of restricted stock units subject to the Award in 12 substantially equal quarterly installments with the first installment vesting on the day that is three months after the first anniversary of the [Award Date] and an additional installment vesting on the last day of each of the 11 consecutive three-month periods thereafter.1, 2

By your signature and the Corporation’s signature below, you and the Corporation agree that the Award is granted under and governed by the terms and conditions of the Corporation's 2023 Equity Incentive Plan (the “Plan”) and the Terms and Conditions of Restricted Stock Unit Award (the “Terms”), which are attached and incorporated herein by this reference. This Notice of Grant of Restricted Stock Unit Award, together with the Terms, will be referred to as your Award Agreement. The Award has been granted to you in addition to, and not in lieu of, any other form of compensation otherwise payable or to be paid to you. Capitalized terms are defined in the Plan if not defined herein or in the Terms. You acknowledge receipt of a copy of the Terms, the Plan and the Prospectus for the Plan.

Surf Air Mobility Inc.	Date

[Participant Name]	Date

1 Subject to adjustment under Section 7.1 of the Plan.

2 Subject to early termination under Section 6 of the Terms and Section 7.2 of the Plan.